Exhibit 15.1

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178486) of Michael Kors Holdings Limited of our report dated June 12, 2012 relating to the financial statements which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

June 12, 2012